                                                                      EXHIBIT 11

                                  MEDEX, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                  THREE MONTHS ENDED              NINE MONTHS ENDED
                                       MARCH 31,                       MARCH 31,
                                 1995            1994           1995              1994
                              ----------      ----------      ----------      ----------
PRIMARY:
WEIGHTED AVERAGE
  common shares outstanding    6,139,401       6,104,887       6,134,080       6,077,139
Common equivalent
  shares - stock options          28,447(1)      157,148(1)       57,911(1)       97,560(1)
                              ----------      ----------      ----------      ----------

Common shares and
  common equivalent
  shares outstanding           6,167,848       6,262,035       6,191,991       6,174,699
                              ==========      ==========      ==========      ==========

NET INCOME                    $1,073,679      $1,798,757      $1,742,923      $4,904,776
                              ==========      ==========      ==========      ==========

NET INCOME  PER SHARE         $      .17      $      .29      $      .28      $      .79
                              ==========      ==========      ==========      ==========


FULLY DILUTED:
Weighted average
  common shares outstanding    6,139,401       6,104,887       6,134,080       6,077,139
Common equivalent
  shares - stock options          31,375(1)      157,148(1)       68,399(1)      110,502(1)
                              ----------      ----------      ----------      ----------

Common shares and
  common equivalent
  shares outstanding           6,170,776       6,262,035       6,202,479       6,187,641
                              ==========      ==========      ==========      ==========

NET INCOME                    $1,073,679      $1,798,757      $1,742,923      $4,904,776
                              ==========      ==========      ==========      ==========

NET INCOME  PER SHARE         $      .17      $      .29      $      .28      $      .79
                              ==========      ==========      ==========      ==========

- ---------------
(1) Calculated under the Treasury Stock Method using the average price or period-end market price of Medex stock, as applicable.


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